UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

CEREBAIN BIOTECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54381	26-1974399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13455 Noel Road, Suite 1000
Dallas, TX 75240
(Address of principal executive offices) (zip code)

(949) 415-7478
(Registrant’s telephone number, including area code)

Discount Dental Materials, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 19, 2014, an amendment to our Articles of Incorporation filed with the State of Nevada went effective with the Financial Industry Regulatory Authority (FINRA), which (a) changed our name from “Discount Dental Materials, Inc.” to “Cerebain Biotech Corp.”, and (b) effected a 1-for-10 reverse stock split of our outstanding common stock.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On June 19, 2014, we issued a press release announcing: (a) our name change from “Discount Dental Materials, Inc.” to “Cerebain Biotech Corp.”, and (b) the effectiveness of a 1-for-10 reverse stock split of our outstanding common stock. A copy of the press release is furnished with this Current Report as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such section, nor shall it be deemed incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1
Press release dated June 19, 2014 issued by Cerebain Biotech Corp., announcing (a) the name change from “Discount Dental Materials, Inc.” to “Cerebain Biotech Corp.”, and (b) the effectiveness of a 1-for-10 reverse stock split of the outstanding common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cerebain Biotech Corp.
a Nevada corporation

Dated: June 23, 2014	By:	/s/ Eric Clemons
By: Eric Clemons
Its: President

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